UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2006

B of I HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 3.02: Unregistered Sales of Equity Securities

SIGNATURE

Item 3.02 Unregistered Sales of Equity Securities

Conversion of Series A Preferred

This report is being filed pursuant to paragraph (a) of Item 3.02 to report the issuance of 142,800 shares (approximately 1.7%) of Bof I Holding, Inc. (“BOFI”) common stock from the conversion of BOFI Series A - 6% Cumulative Nonparticipating Perpetual Preferred Stock, Convertible through January 1, 2009 (“Series A - Preferred”). Five accredited shareholders elected to convert 150 shares ($1,500,000 face value) of BOFI Series A - Preferred into common shares of BOFI in transactions settling on January 5, 2006.

The following sets forth the information required by Item 701 in connection with that transaction:

(a)	The transactions were completed on January 5, 2006.

(b)	The shares were not sold for cash.

(c)	We relied on the exemption from registration provided by Sections 3(a)(9) under the Securities Act of 1933 for these transactions.

(d)
The shares were not sold for cash. There were 952 shares of commons stock issued in exchange for (and in conversion of) one share of outstanding Series A - Preferred (approximately $10.50 per common share).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B of I HOLDING, INC.

Date: January 11, 2006	By:	/s/ Gary Lewis Evans
Gary Lewis Evans
President and Chief Executive Officer